EXHIBIT 6.6


                                        ________________________________________
                                                                Name of Investor
                                                                  (please print)

                  AMENDMENT NO. 1 TO THE SUBSCRIPTION AGREEMENT

Tasker Capital Corp.
c/o Morse, Barnes-Brown & Pendleton, P.C.
1601 Trapelo Road
Waltham, MA  02451

Attention: Joseph C. Marrow, Esq.

Gentlemen:

      This Amendment No. 1 to the Subscription Agreement, by and between the undersigned and the Company (as defined herein), amends the Subscription Agreement previously executed by the undersigned and the Company. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Subscription Agreement.

      WHEREAS, pursuant to the Subscription Agreement, the undersigned previously agreed to subscribe for and purchase the Note, Shares and Warrant;

      WHEREAS, the Subscription Agreement may be amended pursuant to Section 11 thereof by a writing executed by the duly authorized representative of the Company and the undersigned;

      WHEREAS, the Company and the undersigned now desire to amend the Subscription Agreement in the manner provided below;

      NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement;

      1. The Subscription Agreement is hereby amended as follows:

            A. The first sentence of Section 1 is hereby deleted and replaced with the following:

                  "1. Subscription. Pursuant to the Confidential Offering Memorandum dated September, 2002 (the "Offering Memorandum"), as amended pursuant to the supplemental memorandum, dated October 1, 2002 (the "Amended Offering

Memorandum"), of Tasker Capital Corp., a Nevada corporation ("the "Company"), and subject to the terms and conditions hereof, the undersigned (the "Investor") hereby irrevocably subscribes for and agrees to purchase a secured promissory note (the "Note"), shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock") and a warrant (the "Warrant") to purchase shares of the Company's Common Stock (the "Warrant Shares")."

      B. Section 2(b) is hereby deleted and replaced with the following:

                  "(b) The Initial Closing and Subsequent Closings. The Initial Closing shall take place at the offices of Morse, Barnes-Brown & Pendleton, P.C., Reservoir Place, 1601 Trapelo Road, Waltham, Massachusetts 02451 (Fax:
(781) 622-5933; Tel: (781) 622-5930) after the receipt by the Company of subscriptions for Shares with an aggregate Purchase Price of $400,000. Following the Initial Closing, the Company may at subsequent closings accept additional subscriptions for Shares from investors until such time as the Company has issued Shares with an aggregate Purchase Price equal to $2,000,000. No Closing shall take place after November 30, 2002 (the "Offering Expiration Date"), except that the Company may, in its sole discretion, extend the Offering Expiration Date an extra thirty days. At the relevant Closing, the Company shall issue and deliver to the Investor a Note in the principal amount being purchased by such Investor, a certificate for the Shares being purchased by such Investor and the Warrant."

      C. Section 3(c) is hereby deleted and replaced with the following:

                  "(c) Access to Information. The Investor or the Investor's representative, during the course of this transaction and prior to the purchase of the Note, Shares and the Warrant, has received and read or reviewed, and is familiar with, (i) the Offering Memorandum and Amended Offering Memorandum, including all exhibits and attachments thereto, and (ii) this Agreement. The Investor has not relied on any representations, warranties or statements by or on behalf of the Company other than as set forth in writing in the Offering Memorandum and Amended Offering Memorandum, including all exhibits and attachments thereto, or in this Agreement."

      D. All other terms and conditions of the Agreement which are not inconsistent with the above-agreement shall remain in full force and effect.


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

                                SIGNATURE PAGE TO
                  AMENDMENT NO. 1 TO THE SUBSCRIPTION AGREEMENT

By execution of this Signature Page, the undersigned Investor does hereby become a party to and agrees to be bound by the provisions of Amendment No. 1 to the Subscription Agreement ("Amendment No. 1") to which this Signature Page is appended, a counterpart of which has been furnished to the undersigned, and the undersigned hereby authorizes the Company to append this Signature Page to a counterpart of Amendment No. 1 as evidence thereof. The undersigned also hereby reaffirms his subscription for the purchase of a Note and Shares having an aggregate Purchase Price as specified in the Subscription Agreement and the Warrant.

[Signature Block For Individuals]           [Signature Block For Entities]


_________________________________           __________________________________
(Signature)                                 (Name of Entity)


_________________________________           By:_______________________________
(Printed Name)
                                               Title:_________________________


_________________________________           __________________________________
(Street Address of Residence)               (Street Address of Principal Office)


_________________________________           __________________________________
(City or Town) (State) (Zip Code)           (City or Town) (State) (Zip Code)


_________________________________           __________________________________
(Daytime Telephone Number)                  (Daytime Telephone Number)

                                  * * * * * * *

      The Company hereby accepts the foregoing Amendment No. 1, subject to the terms and conditions set forth herein, as of this _____ day of _______________, 2002.

                              TASKER CAPITAL CORP.


                                            By:_________________________________


                                            Title: _____________________________


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